Exhibit 10.18

STOCK OPTION GRANT

PENNICHUCK CORPORATION

1995 STOCK OPTION PLAN

This Stock Option (“Option”) for a total of                      shares of Common Stock, par value $ 1.00 per share (“Common Stock”) of Pennichuck Corporation, a New Hampshire business corporation (the “Company”), is hereby granted to                                      (“Optionee”) at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 1995 Stock Option Plan (the “Plan”) adopted by the Company which is incorporated by reference herein.

1. Option Price. The option price is $             for each share, being 100% of the fair market value of the Common Stock on the date of grant of this Option.

2. Exercise of Option.

(i) Manner of Exercise. This option shall be exercisable in accordance with provisions of Section 9 of the Plan, the provisions hereof and the provisions of any rules and interpretations adopted by the Compensation and Benefits Committee of the Board of Directors from time to time. Option exercise shall be by a written notice which shall:

(a)	State the Optionee’s election to exercise the Option, the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered and his or her address and Social Security Number (or if more than one such person, the names, addresses and Social Security Numbers of all such persons);

(b)	Contain such representations and agreements as to the Optionee’s and/or the holder’s investment intent with respect to such shares of Common Stock as may be required by applicable law or regulation or otherwise required by the Company.

(c)	Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

(d)	Be in writing and delivered in person, or by certified mail, to the Secretary or Treasurer of the Company.

Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by certified or bank cashier’s check, or by surrender and delivery to the Company of shares of its stock of the same class as the shares to be acquired by exercise of the Option. In the event shares are surrendered to the Company, such shares shall either (i) have a fair market value equal to the total Option price, or (ii) have a fair market value less than said total Option price and be accompanied by a certified or bank cashier’s check for any difference. The certificate or certificates for shares of Common Stock to be issued upon exercise of the Option shall be registered in the name of the Optionee or other person or persons exercising the Option, or in the name of the Optionee and another person jointly with the right of survivorship.

(ii) Restrictions on exercise. This Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state laws or regulations, any applicable provisions of the Company’s Articles of Agreement or Bylaws, or any applicable provisions of the Plan.

(iii) Restrictions on disposition. No disposition of the shares issued to the Optionee hereunder shall be made by the Optionee within two years from the date hereof nor within one year from the issuance of said shares to the Optionee.

3. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Grant shall be binding upon the executors, administrators, heirs, representatives and successors of the Optionee.

4. Term of Option. This Option may not be exercised more than ten years from the date hereof and may be exercised during such term only in accordance with the Plan and the terms of this Grant. In no event will this Option be exercisable more than 90 days after the death or termination of employment of the Optionee.

5. No Rights to Continued Employment. The Plan and any Option granted under the Plan shall not confer upon the Optionee any right with respect to continuance of employment with the Company, or any parent or subsidiary thereof, nor shall the Plan or Option interfere in any way with the right of the Company, or any such parent or subsidiary thereof to terminate his or her employment at any time.

6. Tax Ramifications. By acceptance of this Option, the Optionee acknowledges his or her understanding that (i) under current federal tax law he or she may incur unfavorable federal tax treatment if he or she disposes of any shares acquired by exercise of this Option within two years from the date of the granting hereof or within one year after the transfer of such shares to him or her, (ii) applicable federal tax law may change with regard to the foregoing or in some other relevant manner prior to exercise of this Option and (iii) the Company has no obligation to inform the Optionee of any such changes.

7. Securities Ramifications. The shares of Common Stock subject to the Plan and this Option have not been registered under the federal Securities Act of 1933, as amended, in reliance upon the exemption from registration found in Section 3 (a) (11) thereof with respect to offers and sales of securities only to persons resident within a single state where the issuer, if a corporation, is incorporated by and doing business within such state. By acceptance of this Option, the Optionee acknowledges his or her understanding that the shares subject hereof are subject to the “restrictions on disposition” set forth at paragraph 2(iii) above, that a legend setting forth such restrictions will be set forth on any certificate evidencing shares of Common Stock received upon exercise thereof, that stop transfer instructions will be given to the Company’s transfer agent to ensure compliance with such restrictions, and that a transferee of such shares, if any, during such time period will be similarly bound by such restrictions.

PENNICHUCK CORPORATION

By:

Date of Grant:	Attest:

ACKNOWLEDGMENT

Optionee acknowledges receipt of a copy of the Plan and the Company’s most recent Annual Report to Shareholders, copies of which are annexed hereto, and represents that he or she is familiar with the terms and provisions thereof and hereof, and hereby accepts this Option subject to all the terms and provisions thereof and hereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation and Benefits Committee upon any questions arising under the Plan. Optionee also represents that he or she is a resident of the State of New Hampshire.

Optionee

Date: